NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Class A Common Stock

of
The Hertz Corporation
Pursuant to the Offer to Purchase
dated February 2, 2001
of
Ford FSG, Inc.
an indirect wholly owned subsidiary of
Ford Motor Company

       This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the share certificates representing the Class A Common Stock, par value $0.01 per share, of The Hertz Corporation and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer, or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See “The Offer — Procedure for Tendering Shares” in the Offer to Purchase.

The Depositary for the Offer is:

EQUISERVE TRUST COMPANY, N.A.

By Mail: EquiServe Trust Company, N.A. Corporate Actions PO Box 2527 Jersey City, NJ 07303-2527	By Overnight Courier: EquiServe Trust Company, N.A. Corporate Actions, Suite 4660 525 Washington Blvd., 3rd Floor Jersey City, NJ 07310	By Hand: EquiServe Trust Company, N.A. c/o Securities Transfer & Reporting Services, Inc. 100 Williams Street - Galleria New York, NY 10038

By Facsimile:

(201) 324-3403

Confirm receipt of facsimile by

Telephone:
(201) 222-4707

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to Ford FSG, Inc., (“Purchaser”), a Delaware corporation and an indirect wholly owned subsidiary of Ford Motor Company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 2, 2001 and the related Letter of Transmittal (which together constitute the “Offer”), receipt of which is hereby acknowledged,         shares of Class A Common Stock, par value $0.01 per share (the “Shares”), of The Hertz Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedure set forth under “The Offer — Procedure for Tendering Shares” in the Offer to Purchase.

Certificate Numbers (if available)

If shares will be tendered by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

Signature

(Name(s)) (Please Print)

(Address)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated:                      , 2001.

DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.

CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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